UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

Gulfport energy corporation
(Name of Registrant as Specified in Its Charter)

Firefly Value Partners, LP FVP MASTER FUND, L.P. FVP GP, LLC Firefly management company gp, llc Ariel Warszawski Ryan Heslop Samantha Holroyd
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 6, 2020

fvp master fund, l.p.

___________, 2020

To the Stockholders of Gulfport Energy Corporation:

FVP Master Fund, L.P. (together with its affiliates, “Firefly”, “we”, “us” or “our”) manages funds that, together with affiliates, collectively beneficially own 13.1% of the outstanding common stock of Gulfport Energy Corporation (“Gulfport” or the “Company”), making Firefly one of the Company’s largest stockholders.

We were founded in 2006 and are long-term fundamental investors with substantial experience in the natural gas industry, particularly with low-cost Appalachian natural gas producers. We are not typically activist investors and outside of Gulfport we have never formally nominated a slate of director candidates at a company in our portfolio.

We have had a significant investment in Gulfport since 2013. We firmly believe the Company has fantastic, best-in-class assets and opportunities. Unfortunately, stockholders have suffered significant losses despite these great assets because of decisions and strategies adopted by the Company’s Board of Directors (the “Board”) that, in our view, has failed to provide a coherent capital allocation approach, focus on the Company’s core asset base, reflect good corporate governance and respond adequately to stockholder input.

We understand that over the last few years natural gas prices have declined and have continued to put pressure on all companies in the sector, but Gulfport and its stockholders have suffered much more severely than its natural gas peers because of the Board’s poor decisions. Specifically, the Board appears to under-appreciate the value and potential of the Company’s core Utica asset base, and has not sufficiently focused the Company’s capital and human resources on those key assets.

Despite our repeated attempts to substantively engage with the Board on these and other critical matters, the Board has instead pursued a belated, unilateral refreshment plan without appropriate stockholder input. We do not believe that the Board, including its Chairman and the Nominating and Governance Committee, should be entrusted with the critical task of identifying directors with the experience and perspective needed to fix the issues they allowed to fester for years prior to Firefly’s pressure.

For these and such other reasons set forth in the attached Proxy Statement, we believe that meaningful change to the composition of the Board is necessary in order to restore confidence and drive value creation at Gulfport. We are therefore seeking your support at the Company’s upcoming 2020 annual meeting of stockholders, scheduled to be held on ____________, 2020 at _______ local time at _____________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Firefly’s two director nominees, Ryan Heslop and Samantha Holroyd (each a “Nominee” and collectively, the “Nominees”), to serve until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To vote on the Company’s non-binding resolution regarding the compensation paid to the Company’s named executive officers;
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the Company intends to nominate seven candidates for election as directors at the Annual Meeting. Through the attached Proxy Statement, we are soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than _____ and ____. This gives stockholders who vote on the enclosed WHITE proxy card the ability to vote for a full slate of seven candidates in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our two Nominees will have the legal effect of replacing two incumbent directors with our Nominees. If elected, our Nominees will seek to work with the other members of the Board to restore confidence and drive value creation at Gulfport. However, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to do so.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about ________, 2020.

You can only vote for our Nominees on our WHITE proxy card. Since only your latest dated proxy card will be counted, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. So please make certain that the latest dated proxy card you return is the WHITE proxy card. If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free numbers listed on the next page.

Thank you for your support,

/s/ Ariel Warszawski

Ariel Warszawski
FVP Master Fund, L.P.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Firefly’s proxy materials,

please contact:

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 6, 2020

2020 ANNUAL MEETING OF STOCKHOLDERS
OF
gulfport energy corporation
_________________________

PROXY STATEMENT
OF
fvp master fund, l.p.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

FVP Master Fund, L.P. (“FVP Master Fund”), Firefly Value Partners, LP (“Firefly Value Partners”), FVP GP, LLC (“FVP GP”), Firefly Management Company, LLC (“Firefly Management”), Ryan Heslop and Ariel Warszawski (collectively, “Firefly”, “we”, “us” or “our”), collectively beneficially own 13.1% of the outstanding common stock, par value $0.01 per share (the “Common Stock”), of Gulfport Energy Corporation (“Gulfport” or the “Company”), making Firefly one of the Company’s largest stockholders. We are furnishing this proxy statement (this “Proxy Statement”) and accompanying WHITE proxy card to holders of Common Stock in connection with the solicitation of proxies at the Company’s upcoming 2020 annual meeting of stockholders, scheduled to be held on ____________, 2020 at _______ local time at _____________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

We are seeking your support at the Annual Meeting for the following:

1.	To elect Firefly’s two director nominees, Ryan Heslop and Samantha Holroyd (each a “Nominee” and collectively, the “Nominees”), to serve until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To vote on the Company’s non-binding resolution regarding the compensation paid to the Company’s named executive officers;
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the Company intends to nominate seven candidates for election as directors at the Annual Meeting. Through this Proxy Statement, we are soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than _____ and ____. This gives stockholders who vote on the enclosed WHITE proxy card the ability to vote for a full slate of seven candidates in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our two Nominees will have the legal effect of replacing two incumbent directors with our Nominees. If elected, our Nominees will seek to work with the other members of the Board to restore confidence and drive value creation at Gulfport. However, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to do so.

As of the date hereof, FVP Master Fund and the other Participants (as defined below) collectively beneficially own 20,906,000 shares of Common Stock (the “Firefly Group Shares”). The Participants intend to vote the Firefly Group Shares FOR the election of our Nominees, [FOR/AGAINST] the Company’s proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, and FOR the Company’s proposal to ratify of the appointment of the Company’s independent auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2020, as described herein. While we currently intend to vote all of the Firefly Group Shares in favor of the election of our Nominees, we reserve the right to vote some or all of the Firefly Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Firefly Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of our Nominees would be elected at the Annual Meeting and that by voting the Firefly Group Shares we could help elect Gulfport nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the Annual Meeting as marked.

The Company has set the close of business on ______, 2020 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). According to the Company’s proxy statement, each share of Common Stock is entitled to one vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134. According to the Company, as of the Record Date, there were ______ shares of Common Stock outstanding.

This Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about ___________, 2020.

THIS SOLICITATION IS BEING MADE BY FIREFLY AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

FIREFLY URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting -
This Proxy Statement and our WHITE proxy card are available at

www.GulfportValue.com

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IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of our Nominees and in accordance with Firefly’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Firefly c/o Saratoga Proxy Consulting LLC in the enclosed envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will be counted, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Firefly’s proxy materials,

please contact:

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

www.GulfportValue.com

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BACKGROUND OF THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation.

•	From 2013 through October 2018, Firefly and its representatives maintained a constructive dialogue with Gulfport management regarding Firefly’s views on the Company and its strategy. As part of this dialogue, Firefly regularly engaged in discussions regarding the Company’s capital allocation policies and actions. Notably, Firefly shared its concerns around the Company’s valuation and execution of the acquisition of the Company’s SCOOP assets, which added debt to Gulfport’s balance sheet and diluted existing stockholders’ equity ownership in the Company and its Utica assets. Additionally, Firefly repeatedly advocated for the sale of non-core assets, particularly Gulfport’s shares of Mammoth Energy Services, Inc. (Nasdaq: TUSK).
•	On November 1, 2018, Gulfport disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, that Michael Moore resigned as Chief Executive Officer, President and a member of the Board, effective October 29, 2018. Gulfport also disclosed that an internal review had determined that Michael Moore engaged in unauthorized use of Gulfport’s chartered aircraft for personal purposes over a five-year period (2014-2018), and also made unauthorized personal charges to a Company credit card over a 12-year period (2007-2018) that may have constituted personal loans impermissible under Section 402 of the Sarbanes-Oxley Act of 2002. As a result of this disclosure and the Company’s years of underperformance, Firefly became increasingly concerned that the Board as constituted lacked the skills necessary to adequately govern the Company and maximize value for the benefit of stockholders.
•	On November 26, 2018, Firefly sent a private letter to the Board highlighting the Company’s share price underperformance relative to the broader market and its peers. Firefly stated that it believed such underperformance to be the direct result of the Company’s poor capital allocation decisions, particularly the Company’s extremely dilutive share issuances. Firefly also urged the Company to pursue a comprehensive capital allocation plan. Firefly requested a meeting with the Board to discuss its proposal.
•	On December 10, 2018, Firefly filed an initial Schedule 13D with the SEC disclosing a 7.7% beneficial ownership position in Gulfport, which filing has since been amended on multiple occasions.
•	On December 11, 2018, Firefly met in person with David Houston (Chairman of the Board), Donnie Moore (Chief Operating Officer and then Interim Chief Executive Officer), and Paul Heerwagen (then Senior Vice President, Corporate Development & Strategy) in Oklahoma City, to discuss its November 26 letter. At that meeting, Firefly proposed that Gulfport accept input from Firefly during its CEO search process and appoint a Firefly principal to the Board. Mr. Houston indicated that he would inform the Board of Firefly’s proposal, and the Board would respond.
•	On December 18, 2018, Gulfport announced the appointment of David Wood as President and Chief Executive Officer. Later that day, Firefly received a private letter from Mr. Houston, in which he stated that the existing Board believed it was capable of overseeing the Company going forward.
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•	On January 7, 2019, Firefly met with Messrs. Wood and Heerwagen and Jessica Antle (Director, Investor Relations) in New York to discuss Firefly’s views on Gulfport.
•	On January 17, 2019, Firefly wrote an open letter to the Board. In the letter, Firefly stated that it was discouraged by the Board’s lack of urgency in addressing the Company’s prolonged stock price underperformance and its unwillingness to commit to actions that Firefly believed would maximize value for stockholders. Firefly expressed its concern that the Board did not possess the necessary skills, experience or alignment with the Company’s stockholders to effectively oversee Gulfport’s strategy and maximize long-term stockholder value.
•	On January 17, 2019, Gulfport announced its 2019 capital budget, its 2019 operational outlook and that the Board had approved a new stock repurchase program to acquire up to $400 million of common stock within the next 24 months.
•	On February 14, 2019, Firefly sent a private letter to the Board. In the letter, Firefly stated that it was encouraged by the Company’s 2019 capital plan as a first step towards addressing Gulfport’s persistent capital allocation issues, but that Firefly remained concerned by the issues highlighted in its previous communications. To address these concerns, Firefly proposed the addition of two new independent directors to the Board, including Ariel Warszawski, a principal of Firefly, and a former major oil services company CEO that Firefly had identified. Firefly highlighted the skills and experience of its proposed candidates, including an aptitude for capital allocation and substantial oil and gas industry expertise. Firefly noted that the addition of these candidates to the Board in collaboration with a large, long-term stockholder would demonstrate the Company’s responsiveness to investors and openness to making meaningful change when needed. Firefly also highlighted its position as a long-term stockholder of Gulfport with a long time-horizon, its continued belief in the value of Gulfport’s assets, and its hope to continue to work constructively with the Board to create long-term stockholder value.
•	On February 15, 2019, Firefly held a call with Messrs. Wood and Heerwagen and Ms. Antle. Firefly stated its intention to continue a private dialogue on a constructive and collaborative solution to continued issues at Gulfport. Mr. Wood indicated that there was common ground between Firefly and the Company around capital discipline and having stockholder representation on the Board, and that he would share Firefly’s February 14 letter with the Board and provide its response before Wednesday of the following week.
•	On February 21, 2019, Firefly’s counsel Olshan Frome Wolosky LLP (“Olshan”) and Gulfport’s counsel Akin Gump Strauss Hauer & Feld LLP (“Akin”) participated in a conference call during which they discussed the Board’s reaction to Firefly’s proposal. Akin indicated that the Board was not prepared to add a Firefly principal to the Board at that time.
•	On March 6, 2019, Firefly issued an open letter to the Board. In the letter, Firefly stated that it was encouraged by the Company’s 2019 capital plan, which Firefly noted was only adopted after Firefly’s significant private and public engagement. Firefly stated that this plan would be a first step only, and that Gulfport still had a lot of work to do to regain investor trust and set the Company on a path to maximizing value for stockholders. While Firefly reiterated its belief that the addition of meaningful stockholder representation to the Board was the best way to ensure alignment between the Board and stockholders, it did not believe that a proxy fight to accomplish that end was the best course of action at that time.
•	From March through September 2019, Firefly regularly engaged with Mr. Wood and other members of Gulfport’s management team regarding Gulfport’s business and operations.
•	On September 30, 2019, Firefly met with Mr. Wood for dinner in New York and discussed general matters related to Gulfport, including the composition of the Board.
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•	On October 16, 2019, Firefly participated in a conference call with Mr. Houston. On the call, Firefly stated that Board oversight issues at Gulfport had persisted, if not deteriorated further, and Firefly proposed that Gulfport work collaboratively with Firefly to refresh the Board in a meaningful way with new independent directors, including Ryan Heslop, a principal of Firefly. Firefly noted that if it were not able to reach a satisfactory resolution in the near term, it would nominate director candidates for election at the Annual Meeting. Firefly requested a response on whether Gulfport would engage with Firefly on a Board refresh, and if so, for Gulfport to provide a framework for an agreement that could then be discussed at the upcoming Board meeting on November 7.
•	On October 23, 2019, Firefly participated in a conference call with Mr. Houston and Patrick Craine (General Counsel). On the call, Mr. Houston indicated that he was expecting to receive a comprehensive settlement proposal from Firefly, including a list of proposed candidates. Firefly reiterated its request for Gulfport to provide a framework for an agreement that could then be discussed at the upcoming Board meeting on November 7. Mr. Craine proposed that Firefly and Gulfport plan a call for November 8, after the upcoming Board meeting, during which Gulfport would provide a response from the Board.
•	On November 8, 2019, Firefly and Olshan participated in a conference call with Messrs. Houston and Craine. On the call, Mr. Houston informed Firefly that the Board had already commenced a search for new directors. Firefly reiterated its request that Ryan Heslop be appointed to the Board and stated that it believed Gulfport should work in collaboration with Firefly to identify three or four new directors. Mr. Craine requested that Firefly and Olshan communicate with the Company’s new outside counsel, Sidley Austin LLP (“Sidley”), regarding the terms of a potential agreement.
•	Between November 11 and November 13, 2019, Firefly emailed with Mr. Houston in an effort to schedule a conference call to discuss key business terms of a potential agreement between Firefly and Gulfport to serve as a baseline for settlement discussions between outside counsels. Mr. Houston indicated that the Board and the Company would not engage in direct discussions with Firefly on the terms of a potential agreement.
•	On November 14, 2019, Firefly sent an email to Messrs. Houston and Craine proposing the following high-level settlement terms: (1) appoint Mr. Heslop to the Board as a Firefly representative immediately; (2) identify by mutual agreement three additional independent directors to be appointed to the Board prior to the Company’s issuance of its proxy statement for the Annual Meeting; (3) retirement of three incumbent directors; (4) Firefly would support the election of all directors at the Annual Meeting and agree to customary standstill and non-disparagement provisions; and (5) the Board to create a capital allocation committee with three members, including Mr. Heslop, the Company’s Chief Executive Officer, and one other member, with Mr. Heslop as Chair. Firefly also stated that if Gulfport proceeded to appoint new directors as part of a defensive Board refresh, the collaborative structure Firefly proposed would no longer work and Firefly would need to insist on other solutions.
•	On November 18, 2019, Gulfport announced that directors Craig Groeschel and Scott Streller would step down from the Board by year-end, and Mr. Houston would not seek re-election at the Annual Meeting. The Company did not announce any replacements for these directors and did not discuss the specific expertise and qualifications the Company would be looking for in new director candidates.
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•	On November 19, 2019, Olshan participated in a conference call with Sidley, during which Sidley indicated that Gulfport would not agree to appoint Mr. Heslop to the Board or agree to give Firefly a role in selecting any other new directors.
•	On November 21, 2019, Firefly wrote an open letter to the Board disclosing that Firefly had acquired a 9.9% beneficial ownership position in Gulfport. In the letter, Firefly stated that it believed a Board refresh was needed, and that it attempted to work privately and constructively with the Company to collaborate on refreshing the Board. Firefly noted that, instead of working with Firefly, the Company decided to act unilaterally by announcing the planned resignations of nearly half of the Board without naming their replacements or providing a timeline to do so, and without committing to adding stockholder perspective to the Board. Firefly further stated that it believed the incumbent Board, which had overseen massive value destruction and a string of poor decisions, should not be trusted to select the right new directors to address those very same issues. Firefly requested that Gulfport add a Firefly principal to the Board, who would work collaboratively with the remaining Board members to select the best candidates to fill the upcoming director vacancies and complete the Company’s belated Board refresh, then help establish improved capital allocation and governance oversight at the Company. Firefly concluded the letter by reiterating its belief in the value of Gulfport, and stating that if Firefly’s call for collaborative engagement is once again ignored, Firefly would be compelled to take action, including by nominating director candidates for election to the Board.
•	On December 5, 2019, Firefly sent an email to Mr. Wood expressing its concern that Gulfport was no longer engaging in ordinary course discussions with Firefly related to business developments and requested that Firefly be treated no differently than other significant stockholders in that respect. Firefly also noted that Firefly could only interpret the lack of any constructive response to its latest proposal as a rejection of its proposal.
•	On January 2, 2020, Gulfport announced the appointment of Alvin Bledsoe to the Board.
•	On January 22, 2020, Firefly and Gulfport, speaking through advisors, agreed that Gulfport would interview Mr. Heslop.
•	On January 23, 2020, Spotlight Advisors, LLC (“Spotlight”), an advisor to Firefly, emailed to Sidley a questionnaire completed by Mr. Heslop, including biographical information and such other information required to be disclosed in a proxy statement under SEC rules. In the email, Spotlight informed Sidley that Mr. Heslop was prepared to meet with members of the Board and/or management at a time and a place of their convenience.
•	On January 28, 2020, Mr. Heslop participated in a conference call with Heidrick & Struggles (“Heidrick”), Gulfport’s director recruiting firm, to discuss the process for Mr. Heslop to be interviewed by the Board. In a follow-up email on that day, Heidrick indicated that it would be “accelerating the process and be sure there aren’t any unnecessary steps.” Despite that message, Firefly was not contacted again regarding an interview until February 20, 2020.
•	On February 7, 2020, Gulfport announced the appointment of Valerie Jochen to the Board.
•	Between February 20 and February 27, 2020, Firefly emailed with Heidrick regarding the interview process. During those communications, Heidrick informed Firefly that the next intended meeting would be between Mr. Heslop and Heidrick only, and would not include any Board members, and that an interview with members of the Board would not be scheduled until afterward.
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•	On February 27, 2020, Gulfport disclosed in an Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, that the Company identified a misstatement of its depreciation, depletion and amortization and impairment of oil and gas properties as of September 30, 2019 of approximately $554 million related to unrecorded transfers of its unevaluated oil and natural gas properties into the amortization base, as a result of which the Company restated its consolidated financial statements as of and for the three and nine months ended September 30, 2019.
•	On March 2, 2020, Firefly delivered a letter (the “Nomination Notice”) to Gulfport nominating Mr. Heslop and Samantha Holroyd for election to the Board at the Annual Meeting. Firefly also issued an open letter to Gulfport stockholders announcing Firefly’s submission of the Nomination Notice and disclosing a 13.1% beneficial ownership position in Gulfport.
•	On March 2, 2020, Gulfport issued a press release responding to Firefly’s director nominations, in which Gulfport falsely stated that Mr. Heslop was already scheduled to interview with the Company. Later that day, Firefly issued a press release correcting that false statement – that despite Firefly’s attempts to schedule an interview since January 2020, the Company has failed to provide any date, time or place, or otherwise schedule an interview.
•	On March 16, 2020, Gulfport filed a Current Report on Form 8-K with the SEC disclosing the Board’s approval of a new, cash incentive compensation plan for Gulfport executives, and the Compensation Committee of the Board’s approval of new time-vesting retention awards and performance awards for certain of the Company’s employees, including the Company’s senior executives.
•	On March 19, 2020, Firefly issued a press release including a statement regarding recent developments and decisions by the Board. Firefly noted that with leverage of less than 3x, no bond maturities until 2023, and improving fundamentals, Gulfport is in a terrific position to create value for all stakeholders. Firefly stated that, despite those positive factors, Gulfport stock had lost nearly 80% of its value in 2020, including nearly 25% in March prior to that date, which Firefly believed reflected a lack of confidence in the Board and the management team. Firefly also expressed its concern regarding the Board’s recent cash retention awards made to the Company’s executive team. Firefly urged Gulfport to schedule the Annual Meeting and allow stockholders to elect directors who appreciate the true value of Gulfport’s assets and who can instill confidence in all stakeholders.
•	On April 6, 2020, Firefly filed its preliminary proxy statement.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT GULFPORT MUST HAVE NEW, INDEPENDENT, STOCKHOLDER-FOCUSED VOICES IN THE BOARDROOM IN ORDER TO REVERSE THE COMPANY’S LONG HISTORY OF UNDERPERFORMANCE

Firefly was founded in 2006 and is one of Gulfport’s largest stockholders. We are long-term, fundamental investors with substantial experience in the natural gas industry, particularly with low-cost Appalachian natural gas producers. We are not typically activist investors and outside of Gulfport we have never formally nominated a slate of director candidates at a company in our portfolio.

We firmly believe the Company has fantastic, best-in-class assets and opportunities. Unfortunately, stockholders have suffered significant losses despite these great assets because of decisions and strategies adopted by the Board that, in our view, have failed to provide a coherent capital allocation approach, focus on the Company’s core asset base, reflect good corporate governance and respond adequately to stockholder input.

After numerous public and private attempts to engage with the Board over several years, we have become disillusioned by the Board’s lack of urgency in addressing the Company’s prolonged stock price underperformance and its unwillingness to commit to actions that we believe would maximize value for stockholders. We have been driven to the conclusion that the Board lacks the necessary skills, experience and focus on stockholder concerns to effectively steer Gulfport’s strategy and drive long-term value.

We therefore believe that meaningful, stockholder-driven change to the composition of the Board is required for stockholders to realize the true value of Gulfport’s valuable and unique assets.

Gulfport Has Dramatically Underperformed Its Peers and Broader Market Indices

Firefly has had a significant investment in Gulfport since 2013. Over that period, as well as one-, three- and five-year periods through Firefly’s public announcement of its nomination of director candidates for election at the Annual Meeting on March 2, 2020, Gulfport has performed significantly worse than its own chosen peer group1, as well as the energy sector and broader market, as reflected in the chart below.

Over the last five years, stockholders in Gulfport have seen the value of their investment decline by 98% – for a loss totaling more than $3.4 billion.2 If stockholders invested in the peer companies instead for that same period, their investment would have approximately fourteen times the value of the same amount invested in Gulfport.3

1 Peers defined as Antero Resources Corporation, Southwestern Energy Company, WPX Energy, Inc., CNX Resources Corporation, QEP Resources, Inc., Laredo Petroleum, Inc., Newfield Exploration Company, Range Resources Corporation, Cimarex Energy Co., Whiting Petroleum Corporation, SM Energy Company, Cabot Oil & Gas Corporation, PDC Energy, Inc., Oasis Petroleum Inc., Rice Energy Inc., and Energen Corporation. Source: 2019 Gulfport Energy Corp. Proxy Statement.

2 Five-year period defined as February 28, 2015 through February 28, 2020, the last trading day before Firefly’s public announcement of its nomination of director candidates for election at the Annual Meeting.

3 Assumes the investor purchased a market-cap weighted basket of the peer companies, not including Rice Energy Inc., Newfield Exploration Company, and Energen Corporation, which are no longer independent public companies. Assumes dividends are reinvested. Source: FactSet.

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Source: FactSet. All TSR calculations are through February 28, 2020, the last trading day before Firefly’s public announcement of its nomination of director candidates for election at the Annual Meeting. Peer returns are a market-cap weighted index of the peers selected by Gulfport, but do not include Rice Energy Inc., Newfield Exploration Company, and Energen Corporation, which are no longer independent public companies.

The Board Under-Appreciates Gulfport’s Best-in-Class Assets

We understand that over the last few years natural gas prices have declined and have continued to put pressure on all companies in the sector, but Gulfport and its stockholders have suffered much more severely than its natural gas peers because of the Board’s poor decisions. Specifically, the Board appears to under-appreciate the value and potential of the Company’s core Utica asset base, and has not sufficiently focused the Company’s capital and human resources on those key assets.

Instead, for example, the Board approved the acquisition of a non-core asset in the SCOOP at a $1.8 billion valuation. In the two days after Gulfport announced its acquisition of the SCOOP assets, the stock was down nearly 20%. Prior to the acquisition announcement, Gulfport had a market value of $3.5 billion. That market value has fallen to $77 million.4

Gulfport also failed to sell a non-core asset, Gulfport’s shares of Mammoth Energy Services, Inc. (Nasdaq: TUSK) (“Mammoth Energy Services”), despite our repeated urging to do so. In our January 17, 2019 letter to the Board, we said:

“Gulfport has a portfolio of non-core assets that it should monetize. Gulfport’s largest non-core asset is a 22% stake in publicly traded oilfield service company Mammoth Energy Services Inc. (NASDAQ: TUSK).”

As of the time of that letter, Gulfport’s stake in Mammoth Energy Services was worth roughly $215 million.5 Unfortunately, the value of that stake has declined to only $6 million.6

4 Based on closing price on April 3, 2020.

5 Based on closing price on January 15, 2019.

6 Based on closing price on April 3, 2020.

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We strongly believe that the Board’s allocation of capital to non-core assets and its refusal to monetize such assets have cost stockholders immensely.

The Board has Exhibited Lax Oversight and Poor Governance

We believe the Board’s poor corporate governance has significantly contributed to Gulfport’s history of value destruction.

For years, the Board failed to detect that the Company’s prior Chief Executive Officer was billing the Company for his personal use of a private aircraft and engaging in unauthorized use of his Company credit card, potentially in violation of Section 402 of the Sarbanes-Oxley Act of 2002. The Board’s Audit Committee, then led by director C. Doug Johnson, failed to detect these abuses and its Nominating and Corporate Governance Committee, then led by director Ben T. Morris, failed to ensure that sufficient disclosure controls were in place to correctly report the Company’s executive compensation.

More recently, the Company revealed that its third quarter 2019 financials, as reported in its Quarterly Report on Form 10-Q, were grossly incorrect. Those financial statements failed to account for an impairment expense of more than $500 million that occurred during the quarter. The Audit Committee, led then by Mr. Johnson, failed to identify this loss (or report it to stockholders) in a timely manner and to ensure there were sufficient disclosure controls in place to provide stockholders with accurate financial information. As a result, for several months, stockholders made buy and sell decisions on Gulfport’s stock without accurate financial information about the state and value of Gulfport’s assets.

Some of these failures, and other poor decisions, were likely the result of the Board’s lack of critical skills and experience, in our opinion. For example, a Farmers Insurance broker as well as the founding pastor of the LifeChurch served on the Board for a collective 21 years, until Firefly privately called for a change in the composition of the Board in November 2019. These two directors seemingly had no prior oil and gas business experience, nor the operational or strategic expertise to serve as fiduciaries for stockholders. They were also not major investors in the Company: collectively, they purchased less than $25,000 of stock in the open market.

Our Nominees Would Bring Important Energy Sector and Stockholder Perspectives to the Board

In our view, the Board requires new, stockholder-nominated, independent voices to ensure Board accountability and to help reverse Gulfport’s history of value destruction, strategic missteps, lax oversight and corporate governance failures.

Our nominees are Samantha Holroyd, former energy banker, energy private equity investor and oil and gas engineer, and Ryan Heslop, Co-Founder and Co-Portfolio Manager at Firefly, Gulfport’s largest active investor with a stake greater than 13% of the outstanding shares.

Ms. Holroyd would bring extensive energy sector experience to the Board. Her background allows her to recognize the true value of Gulfport’s assets, assist with capital allocation and strategy decisions and make prudent recommendations to improve stockholder value.

Mr. Heslop would provide the perspective of Firefly, one of the Company’s largest stockholders, to the Board and would represent the interests of all of the Company's stockholders.

If elected, our nominees would seek to improve the Board’s oversight of Gulfport’s strategy and corporate governance and help to drive value for stockholders.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is currently composed of seven directors, each with a term expiring at the Annual Meeting. We have nominated two highly qualified candidates for election to the Board, to replace two incumbent directors. Our nominees are Samantha Holroyd, former energy banker, energy private equity investor and oil and gas engineer, and Ryan Heslop, Co-Founder and Co-Portfolio Manager at Firefly, Gulfport’s largest active investor. Your vote to elect our two Nominees will have the legal effect of replacing two incumbent directors with our Nominees. If elected, our Nominees will seek to work with the other members of the Board to restore confidence and drive value creation at Gulfport. However, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to do so.

According to the Company’s proxy statement for the Annual Meeting, the Company intends to nominate seven candidates for election as directors at the Annual Meeting. Through this Proxy Statement, we are soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than _____ and ____. This gives stockholders who vote on the enclosed WHITE proxy card the ability to vote for a full slate of seven candidates in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

THE FIREFLY NOMINEES

Set forth below are the name, age, business address and business experience for the past five years and certain other information for each of our Nominees. This information has been furnished to us by our Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing documents. In addition, the table below sets forth a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that our Nominees should serve as directors of the Company.

Ryan Heslop Age: 42 601 West 26th Street Suite 1520 New York, NY 10001

Mr. Heslop is a Co-Founder and Co-Portfolio Manager at Firefly Value Partners, an investment partnership focused on fundamental primary research and business analysis, since 2006. Mr. Heslop’s role at Firefly Value Partners includes allocating the firm’s capital to long-term value investment opportunities across industries, and he often works with management teams to provide long-term stockholder views and improve capital allocation decisions. Previously, Mr. Heslop worked as an analyst at Elm Ridge Capital Management LLC, a financial services company, from 2004 to 2006, as an associate in equity research at Fidelity Investments Inc., a financial services company, from 2000 to 2002, and an investment associate at Putnam Investments, a privately owned investment management firm, from 1999 to 2000. Mr. Heslop graduated magna cum laude from Harvard University with a Bachelor of Arts degree in Economics and received a Master of Business Administration with distinction from the Kellogg School of Management at Northwestern University, where he was presented with the Top Student in Finance Award.

Firefly believes that Mr. Heslop’s knowledge of Gulfport’s assets, business, and capital structure through his role at Firefly Value Partners, experience evaluating and investing in energy companies, and perspective as a principal of a long-term Company investor, make him well-qualified to serve on the Board.

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Samantha Holroyd Age: 51 1711 Maravilla Dr. Houston, TX 77055

Ms. Holroyd has worked as an independent consultant to the oil and gas industry since February 2020. Previously, Ms. Holroyd served as a Managing Director at Lantana Energy Advisors, an energy divestiture and advisory firm, which is a division of SunTrust Robinson Humphrey, Inc., the corporate and investment banking arm of Truist Financial Corporation (NYSE: TFC), a bank holding company, from February 2018 to February 2020. Prior to that, she served as a Managing Director at TPG Sixth Street Partners, a global finance and investment firm, from September 2016 to January 2018, and as Technical Director at Denham Capital Management LP, an energy and resources-focused global private equity firm, from October 2011 to September 2016. Additionally, Ms. Holroyd served as Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC (NYSE: RDS.A; OTCMKTS: RYDAF), an oil and gas company, from January 2009 to October 2011, Vice President of EIG Global Energy Partners, a provider of institutional capital to the global energy industry, from January 2006 to January 2009, and Vice President of Ryder Scott Company, a petroleum consulting firm, from 1998 to 2006. Earlier in her career, Ms. Holroyd served as a Senior Reservoir Engineer with Tenneco Ventures Corporation, which was an oil and gas exploration, production and financing company, from 1994 to 1998, and as a Reservoir Engineer with Atlantic Richfield Company (formerly NYSE: ARC), an oil and gas company, from 1991 to 1994. Ms. Holroyd was honored as one of the “25 Influential Women in Energy” for 2020 by Oil and Gas Investor and Hart Energy. Ms. Holroyd received her Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines and is a Registered Professional Engineer in the State of Texas.

Firefly believes that Ms. Holroyd’s extensive experience in the oil and gas industry, both as an engineer and an investor, will make her a valuable asset to the Board.

As of the date hereof, Ms. Holroyd does not own beneficially or of record any securities of the Company and has not entered into any transaction in securities of the Company during the past two years.

As of the date hereof, Mr. Heslop does not directly own any securities of the Company and has not directly entered into any transactions in securities of the Company during the past two years. Mr. Heslop, as a Managing Member of each of FVP GP and Firefly Management, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund, 1,000 shares of which are held in record name. Mr. Heslop disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. For information regarding transactions in securities of the Company during the past two years by FVP Master Fund, see Schedule I.

Each of the Nominees is a citizen of the United States of America.

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Each of the Nominees may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such group may be deemed to beneficially own the 20,906,000 shares of Common Stock owned in the aggregate by all of the Participants. Each Nominee disclaims beneficial ownership of the shares of Common Stock that he or she does not directly own. For information regarding purchases and sales during the past two years by the Nominees and the other Participants of securities of the Company, see Schedule I.

On March 2, 2020, FVP Master Fund entered into a letter agreement with Ms. Holroyd, pursuant to which it and certain of its affiliates have agreed to indemnify her against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against Ms. Holroyd in her capacity as a director of the Company, if so elected.

On March 2, 2020, FVP Master Fund entered into a letter agreement (the “Compensation Agreement”) with Ms. Holroyd, pursuant to which it has agreed to pay her (i) $15,000 in cash upon its submission to the Company of its nomination of Ms. Holroyd for election as a director of the Company and (ii) $10,000 in cash upon its filing of a preliminary proxy statement with the SEC relating to a solicitation of proxies in favor of Ms. Holroyd’s election as a director of the Company. Pursuant to the Compensation Agreement, Ms. Holroyd has agreed to use the after-tax proceeds from such compensation, or an equivalent amount of other funds, to acquire securities of the Company (the “Nominee Shares”), subject to FVP Master Fund’s right to waive the requirement to purchase the Nominee Shares. Pursuant to the Compensation Agreement, Ms. Holroyd has agreed not to sell, transfer or otherwise dispose of any Nominee Shares until the earliest to occur of (i) the Company’s appointment or nomination of Ms. Holroyd as a director of the Company, (ii) the date of any agreement with the Company in furtherance of Ms. Holroyd’s nomination or appointment as a director of the Company, (iii) FVP Master Fund’s withdrawal of its nomination of Ms. Holroyd for election as a director of the Company and (iv) the date of the Annual Meeting; provided, however, in the event that the Company enters into a business combination with a third party, Ms. Holroyd may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

On March 2, 2020, the Participants entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) in which, among other things, (i) the Participants agreed to jointly file a statement on Schedule 13D, and any amendments thereto, with respect to securities of the Company, (ii) Ms. Holroyd agreed not to undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Firefly, (iii) the Participants agreed to solicit proxies or written consents for the election of the persons nominated by the Participants to the Board at the Annual Meeting, (iv) the Participants agreed to take all other action the Participants deem necessary or advisable to achieve the foregoing and (v) Firefly agreed to bear all expenses incurred in connection with the Participants’ activities, subject to certain limitations.

Other than as stated herein, and except for compensation received by Mr. Heslop from Firefly Value Partners and certain of its affiliated funds by virtue of his positions with Firefly, there are no arrangements or understandings between the Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

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Firefly believes that each Nominee presently is, and if elected as a director of the Company each of the Nominees would have such qualifications necessary to be deemed, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, each director’s independence (including that of each Nominee if elected to the Board) will be determined by the Board in its discretion and in accordance with applicable rules and regulations. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), Second Amended and Restated Bylaws (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Charter, the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Charter and the Bylaws and shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Charter, the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of Gulfport’s corporate machinery.

While we currently intend to vote all of the Firefly Group Shares in favor of the election of our Nominees, we reserve the right to vote some or all of the Firefly Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Firefly Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of our Nominees would be elected at the Annual Meeting and that by voting the Firefly Group Shares we could help elect Gulfport nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the Annual Meeting as marked.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

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PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, in accordance with Section 14A of the Exchange Act, the Board is providing the Company’s stockholders with a non-binding advisory vote on the compensation paid to the Company’s named executive officers as reported in the Company’s proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

According to the Company’s proxy statement, this vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). According to the Company’s proxy statement, while the vote on executive compensation is solely advisory in nature, the Board and the Compensation Committee will review and consider the “say on pay” voting results when making future decisions regarding the Company’s executive compensation program.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “[FOR/AGAINST]” THIS PROPOSAL.]

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PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020 and the Board is requesting that stockholders ratify such appointment.

As disclosed in the Company’s proxy statement, although stockholder ratification of the appointment of Grant Thornton LLP is not required by the Bylaws or otherwise, the Company is submitting this proposal to the stockholders as a matter of good corporate practice. The Company has disclosed that if the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. The Company also has disclosed that, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

According to the Company’s proxy statement, each share of Common Stock is entitled to one vote at the Annual Meeting, and there is no cumulative voting.

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. According to the Company’s proxy statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of our Nominees to the Board, [FOR/AGAINST] the Company’s proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers and FOR the Company’s proposal to ratify of the appointment of the Company’s independent auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2020.

According to the Company’s proxy statement for the Annual Meeting, the Company intends to nominate seven candidates for election as directors at the Annual Meeting. Through this Proxy Statement, we are soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than _____ and ____. This gives stockholders who vote on the enclosed WHITE proxy card the ability to vote for a full slate of seven candidates in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The holders of shares of Common Stock representing a majority of the voting power of the outstanding shares of Common Stock as of the close of business on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

A broker non-vote occurs when a bank, broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If your shares of Common Stock are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares. If you do not give instructions to your bank or brokerage firm, it will not be allowed to vote your shares of Common Stock with respect to any of the proposals to be presented at the Annual Meeting. In the absence of voting instructions, shares of Common Stock subject to such so-called broker non-votes will not be counted as voted on those proposals and so will have no effect on the vote, though they will be counted as present for the purpose of determining the existence of a quorum. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

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VOTES REQUIRED FOR APPROVAL

Proposal One: Election of Directors ─ The election of directors at the Annual Meeting is considered a “contested election” as provided in the Bylaws, and the seven nominees receiving the largest number of “FOR” votes will be elected.

Other Proposals ─ According to the Company’s proxy statement, the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the Company’s proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers and the Company’s proposal to ratify of the appointment of the Company’s independent auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2020.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Firefly’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

You may change your vote or revoke your proxy at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Firefly in care of Saratoga Proxy Consulting LLC (“Saratoga”) at the address set forth on the back cover of this Proxy Statement, or to the Company at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, Firefly requests that either the original or photostatic copies of all revocations be mailed to Firefly in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that Firefly will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Firefly (as applicable), none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as nominees.

Members of Firefly have entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $______, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Saratoga will employ approximately ___ persons to solicit stockholders for the Annual Meeting. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date. Firefly will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.

Firefly will pay all costs of the solicitation of proxies on behalf of Firefly and the other Participants for the Annual Meeting. Costs of this solicitation of proxies are currently estimated to be approximately $_______ (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Firefly estimates that through the date hereof its expenses in furtherance of, or in connection with, the solicitation are approximately $_______. In the event any of the Nominees are elected or appointed to the Board, Firefly may seek reimbursement from the Company of all expenses Firefly incurs in connection with the nomination and the solicitation described herein. If such reimbursement is approved by the Board, Firefly does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The “Participants” in the solicitation are anticipated to be FVP Master Fund, Firefly Value Partners, FVP GP, Firefly Management, Ryan Heslop, Ariel Warszawski and Samantha Holroyd.

The principal business address of FVP Master Fund, is c/o dms Corporate Services, Ltd., P.O. Box 1344, dms House, 20 Genesis Close, Grand Cayman, KY1-1108, Cayman Islands. The principal business address of each of Firefly Value Partners, FVP GP, Firefly Management and Mr. Warszawski is 601 West 26th Street, Suite 1520, New York, New York 10001.

Each of Firefly Value Partners, FVP GP and Firefly Management is organized under the laws of the State of Delaware. FVP Master Fund is organized under the laws of the Cayman Islands. Mr. Warszawski is a citizen of the United States of America.

The principal business of FVP Master Fund is investing and trading in a wide variety of securities and financial instruments. The principal business of Firefly Value Partners is serving as the investment manager of FVP Master Fund. The principal business of FVP GP is serving as the general partner of FVP Master Fund. The principal business of Firefly Management is serving as the general partner of Firefly Value Partners. The principal occupation of Mr. Warszawski is serving as a Co-Founder and Co-Portfolio Manager of Firefly Value Partners.

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As of the date hereof, FVP Master Fund beneficially owns 20,906,000 shares of Common Stock. Firefly Value Partners, as the investment manager of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. FVP GP, as the general partner of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Firefly Management, as the general partner of Firefly Value Partners, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Mr. Warszawski, as a Managing Member of each of FVP GP and Firefly Management, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund.

The shares of Common Stock directly owned by FVP Master Fund were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted herein (including in Schedule I).

For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

As discussed elsewhere herein, each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 20,906,000 shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock reported owned herein that he, she or it does not directly own.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

22

CERTAIN OTHER MATTERS

Firefly is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Firefly is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. Firefly will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, Saratoga, at the following address, phone number or email: 520 8th Avenue, 14th Floor, New York, NY 10018, telephone: (888) 368-0379 or email: info@saratogaproxy.com. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address, phone number or email.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the relevant books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Firefly.

This Proxy Statement is dated ___________, 2020. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

As discussed in the Company’s proxy statement, a stockholder who intends to present a proposal, including with respect to the nomination of directors, at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) pursuant to Rule 14a-8 promulgated under the Exchange Act and who wishes the proposal to be included in the Company’s proxy statement for that meeting must submit the proposal in writing to the Company’s Senior Vice President of Corporate Development and Strategy at its principal executive offices, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, no later than _______.

As discussed in the Company’s proxy statement, under the Charter and the Bylaws, to be timely, notice of business to be brought at the Company’s annual meeting of stockholders, including with respect to the nomination of directors, by any of the Company’s stockholders entitled to vote at such meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such notice must include the information required by the provisions of the Charter and the Bylaws dealing with stockholder proposals and nominations of directors.

23

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2021 Annual Meeting is based on information contained in the Company’s proxy statement, and the Charter and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Firefly that such procedures are legal, valid or binding.

ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING based on reliance on Rule 14a-5(c). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

FVP Master Fund, L.P.

__________, 2020

24

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

FVP MASTER FUND, L.P.

Purchase of Common Stock	77,778	03/29/2018
Purchase of Common Stock	49,300	04/02/2018
Purchase of Common Stock	49,300	04/03/2018
Purchase of Common Stock	49,438	04/04/2018
Purchase of Common Stock	21,400	04/06/2018
Purchase of Common Stock	2,000	04/16/2018
Purchase of Common Stock	26,600	04/17/2018
Purchase of Common Stock	50,000	04/19/2018
Purchase of Common Stock	50,000	04/20/2018
Purchase of Common Stock	14,730	04/23/2018
Purchase of Common Stock	26,400	05/08/2018
Sale of Common Stock	(175,422)	06/21/2018
Sale of Common Stock	(124,578)	06/22/2018
Sale of Common Stock	(221,150)	06/25/2018
Sale of Common Stock	(165,000)	06/26/2018
Sale of Common Stock	(100,000)	06/28/2018
Sale of Common Stock	(21,400)	06/29/2018
Sale of Common Stock	(18,300)	07/03/2018
Sale of Common Stock	(240,000)	07/06/2018
Purchase of Common Stock	187,599	11/19/2018
Purchase of Common Stock	312,401	11/20/2018
Purchase of Common Stock	200	11/21/2018
Purchase of Common Stock	431,104	11/30/2018
Purchase of Common Stock	17,500	11/30/2018
Purchase of Common Stock	75,000	11/30/2018
Purchase of June 2019 Call Options ($7.50 Strike Price)[1]	5,500	12/03/2018
Purchase of June 2019 Call Options ($10.00 Strike Price)[2]	12,000	12/03/2018
Purchase of June 2019 Call Options ($12.50 Strike Price)[3]	26,000	12/03/2018
Purchase of Common Stock	187,000	12/19/2018
Purchase of Common Stock	10,533	12/20/2018
Purchase of Common Stock	139,467	12/21/2018
Purchase of Common Stock	40,000	12/27/2018
Purchase of Common Stock	350,000	12/31/2018
Sale of Common Stock	(6,000)	05/03/2019
Purchase of Common Stock	6,000	05/03/2019
Purchase of Common Stock	82,000	05/29/2019
Purchase of Common Stock	420,000	05/30/2019
Purchase of Common Stock	448,000	05/31/2019
Purchase of Common Stock	100,000	06/06/2019
Purchase of Common Stock	123,000	06/10/2019
Sale of June 2019 Call Option ($12.50 Strike Price)[4]	(26,000)	06/11/2019
Purchase of January 2020 Call Option ($7.50 Strike Price)[5]	26,000	06/11/2019
Purchase of Common Stock	200,000	06/24/2019
Purchase of Common Stock	178,000	06/25/2019
Purchase of Common Stock	178,000	06/26/2019
Purchase of Common Stock	125,000	07/02/2019
Purchase of Common Stock	50,000	07/02/2019
Purchase of Common Stock	75,000	07/03/2019
Purchase of Common Stock	330,000	07/12/2019
Purchase of Common Stock	330,000	07/15/2019
Purchase of Common Stock	340,000	07/16/2019
Purchase of Common Stock	200,000	07/18/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(100)	07/18/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,900)	07/18/2019
Purchase of Common Stock	350,000	07/19/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,750)	07/19/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,750)	07/19/2019
Purchase of Common Stock	350,000	07/22/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(3,500)	07/22/2019
Purchase of Common Stock	300,000	07/23/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(500)	07/23/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,000)	07/23/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,500)	07/23/2019
Purchase of Common Stock	150,000	07/24/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,500)	07/24/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,500)	07/30/2019
Purchase of Common Stock	2,507	08/02/2019
Purchase of Common Stock	27,461	08/05/2019
Purchase of Common Stock	315,000	08/06/2019
Purchase of Common Stock	79,000	08/06/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(2,000)	08/06/2019
Purchase of Common Stock	365,900	08/07/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(3,500)	08/07/2019
Purchase of Common Stock	82,026	08/08/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(1,500)	08/08/2019
Purchase of Common Stock	3,000	08/12/2019
Purchase of Common Stock	325,106	08/13/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(2,000)	08/13/2019
Purchase of Common Stock	200,000	08/14/2019
Sale of January 2020 Call Option ($7.50 Strike Price)[6]	(2,000)	08/14/2019
Purchase of Common Stock	200,445	08/23/2019
Purchase of Common Stock	99,555	08/26/2019
Purchase of Common Stock	75,000	01/13/2020
Purchase of Common Stock	75,000	01/14/2020
Purchase of Common Stock[7]	5,000,000	02/28/2020

1 Represents shares of Common Stock underlying American-style call options purchased in the over-the-counter market. These call options had a strike price of $7.50 per share and expired on June 21, 2019.

2 Represents shares of Common Stock underlying American-style call options purchased in the over-the-counter market. These call options had a strike price of $10.00 per share and expired on June 21, 2019.

3 Represents shares of Common Stock underlying American-style call options purchased in the over-the-counter market. These call options had a strike price of $12.50 per share and expired on June 21, 2019.

4 Represents shares of Common Stock underlying American-style call options sold in the over-the-counter market. These call options had a strike price of $12.50 per share and expired on June 21, 2019.

5 Represents shares of Common Stock underlying American-style call options purchased in the over-the-counter market. These call options had a strike price of $7.50 per share and expired on January 17, 2020.

6 Represents shares of Common Stock underlying American-style call options sold in the over-the-counter market. These call options had a strike price of $7.50 per share and expired on January 17, 2020.

7 Shares of Common Stock purchased in a private transaction.

I-1

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on ________, 2020.

II-1

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give us your proxy FOR the election of our Nominees by taking three steps:

•	SIGNING the enclosed WHITE proxy card;
•	DATING the enclosed WHITE proxy card; and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address, phone number or email set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Firefly’s proxy materials,

please contact:

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

www.GulfportValue.com

II-2

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 6, 2020

gulfport energy corporation

2020 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF FVP MASTER FUND, L.P. AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF DIRECTORS OF GULFPORT ENERGY CORPORATION
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Ariel Warszawski, Steve Wolosky, Kenneth Mantel and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $0.01 per share (the “Common Stock”), of Gulfport Energy Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Stockholders of the Company scheduled to be held on ____________, 2020 at _______ local time at _____________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to FVP Master Fund, L.P. (“Firefly”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “[FOR/AGAINST]” PROPOSAL 2 AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Firefly’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

II-3

[X] Please mark vote as in this example

FIREFLY STRONGLY RECOMMENDS A VOTE “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1. [FIREFLY MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.]

1.	Firefly’s proposal to elect Ryan Heslop and Samantha Holroyd as directors of the Company:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEE(S) EXCEPT

Nominees:	Ryan Heslop Samantha Holroyd	☐	☐	☐

 Firefly does not expect that any of its nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Firefly has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Charter or Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Charter, Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

Firefly intends to use this proxy to vote (i) “FOR” Mr. Heslop and Ms. Holroyd and (ii) “FOR” the candidates who have been nominated by the Company other than _______ and ________, for whom Firefly is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if any of Firefly’s Nominees are elected.

Note: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of Common Stock will be voted for the remaining nominee(s). You may also withhold authority to vote for one or more of the candidates who have been nominated by the Company other than _______ and ________, by writing the name(s) of such nominee(s) below.

_________________________________________________________________________

2.	Company’s proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

☐ FOR	☐ AGAINST	☐ ABSTAIN

II-4

3.	Company’s proposal to ratify the appointment of the Company’s independent auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2020:

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.